UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2010

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2010, HealthSouth Corporation (the “Company”) announced the appointment of Douglas E. Coltharp as executive vice president and chief financial officer of the Company, effective May 6, 2010. A copy of the press release issued by the Company on April 15, 2010 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Coltharp, age 48, has been a partner at Arlington Capital Advisors and Arlington Investment Partners, LLC, a boutique investment banking firm and private equity firm, since May 2007.  Prior to that, Mr. Coltharp served 11 years as executive vice president and chief financial officer for Saks Incorporated and its predecessor organization.  In that role, he was responsible for recapitalizing the company and guiding it through a series of acquisitions and organic growth strategies that transformed it from a small cap, regional department store operator to a Fortune 1000 national retailer. Mr. Coltharp currently serves as a member of the board of directors of Ares Capital Corporation, Under Armour, Inc. and Rue 21, Inc.

The Company has not entered into a written employment agreement with Mr. Coltharp. The compensation committee of the board of directors of the Company has approved Mr. Coltharp’s initial compensation arrangement. His annual base salary will be $525,000. His 2010 target cash incentive opportunity under the Company’s senior management bonus plan will be 60% of his base salary. On his start date, Mr. Coltharp will receive a signing bonus consisting of a grant of restricted stock with a fair value of $100,000 vesting one-third per year over three years. Beginning in 2011, he will participate in the Company’s equity incentive plan under which he may receive grants of stock options and performance share units with an aggregate targeted fair value of 150% of his base salary, assuming the 2011-2012 performance objectives are achieved for the performance period ending December 31, 2012. Additionally, Mr. Coltharp will participate in the executive severance and change in control benefits plans under the same terms as the Company’s other executive vice presidents. Otherwise, Mr. Coltharp’s compensation, including incentive awards, and benefits are subject to the same terms and conditions as our other executive officers, which are discussed in more detail in the Executive Compensation section of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2010.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of HealthSouth Corporation, dated April 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH Corporation

Date: April 19, 2010	By:	/s/ JOHN P. WHIITINGTON
Name: John P. Whittington
Title: Executive Vice President, General Counsel, and Corporate Secretary